Exhibit 99.1

FOR IMMEDIATE RELEASE

July 30, 2010

Interline Brands, Inc. Announces Second Quarter 2010 Sales and Earnings Results

Jacksonville, Fla. — July 30, 2010 - Interline Brands, Inc. (NYSE: IBI) (“Interline” or the “Company”), a leading distributor and direct marketer of maintenance, repair and operations (“MRO”) products, reported sales and earnings for the quarter ended June 25, 2010.

Sales for the second quarter of 2010 increased 0.1% compared to the second quarter of 2009.  Earnings per diluted share were $0.27 for the second quarter of 2010, an increase of 35% compared to earnings per diluted share of $0.20 for the same period last year.  Earnings per diluted share for the second quarter of 2010 included a $0.02 per diluted share charge associated with ongoing improvements to our distribution network.  Earnings per diluted share for the second quarter of 2009 included charges for similar distribution network enhancements totaling $0.04 per diluted share.

Michael J. Grebe, Interline’s Chairman and Chief Executive Officer, commented, “Overall, we are pleased to report further signs of market stabilization, as well as improved financial results driven by our strategic initiatives.”  Mr. Grebe continued, “We achieved significant year-over-year margin expansion in the second quarter, generating a gross margin of 37.6%, up 120 basis points, and improving our EBITDA margin by 170 basis points to 9.1%.  We remain encouraged by some important trends this quarter, and we are pleased to deliver improved operational performance as we continue to bring more products to more customers from a single platform.”

Second Quarter 2010 Performance

Sales for the quarter ended June 25, 2010 were $270.2 million, a 0.1% increase compared to sales of $269.9 million in the comparable 2009 period.  Interline’s facilities maintenance end-market, which comprised 74% of sales, declined 0.7% during the second quarter.  The professional contractor end-market, which comprised 15% of sales, increased 1.1% for the quarter.  The specialty distributor end-market, which comprised 11% of sales, increased 3.2% for the quarter.

“Although not broad-based, certain markets returned to modest growth this quarter - including the multi-family housing, professional contractor, and specialty distributor markets.  Importantly, within multi-family housing we were pleased to see an improving renovation environment, which was adversely impacted during the height of the economic crisis,” said Mr. Grebe.

Gross profit increased $3.3 million, or 3.3%, to $101.6 million for the second quarter of 2010, compared to $98.3 million for the second quarter of 2009.  As a percentage of net sales, gross profit increased 120 basis points to 37.6% compared to 36.4% for the second quarter of 2009.

“We are continuing to improve Interline’s competitive position by strengthening our customer capabilities, improving our operating scale, and reducing the capital requirements of our business,” commented Kenneth D. Sweder, Interline’s Chief Operating Officer.  “In particular, we have reduced our fixed cost base with the introduction of larger, more efficient distribution centers across our network.  These newer distribution centers will enable us to maximize near-term cost savings while facilitating additional organic growth opportunities and greater profitability as we provide our customers access to even more products that can be delivered quickly.”

Selling, general and administrative (“SG&A”) expenses for the second quarter of 2010 decreased $1.4 million, or 1.8%, to $77.5 million from $78.9 million for the second quarter of 2009.  As a percentage of net sales, SG&A expenses were 28.7% compared to 29.2% for the second quarter of 2009.

As a result, second quarter 2010 operating income of $19.2 million, or 7.1% of sales, increased 27.5% compared to $15.0 million, or 5.6% of sales, in the second quarter of 2009.

Year-To-Date 2010 Performance

Sales for the six months ended June 25, 2010 were $515.4 million, a 2.2% decrease over sales of $526.7 million in the comparable 2009 period.

Gross profit increased $1.8 million, or 0.9%, to $196.7 million for the six months ended June 25, 2010, compared to $194.9 million in the prior year period.  As a percentage of sales, gross profit increased to 38.2% from 37.0% in the comparable 2009 period.

SG&A expenses for the six months ended June 25, 2010 were $154.7 million, or 30.0% of sales, compared to $162.8 million, or 30.9% of sales, for the six months ended June 26, 2009.

Operating income was $32.3 million, or 6.3% of sales, for the six months ended June 25, 2010 compared to $23.1 million, or 4.4% of sales, for the six months ended June 26, 2009, representing an increase of 40.2%.

Earnings per diluted share were $0.44 for the six months ended June 25, 2010, an increase of 52% over earnings per diluted share of $0.29 for the six months ended June 26, 2009.

Earnings per diluted share for the six months ended June 25, 2010 included a $0.03 per diluted share charge associated with ongoing efforts to enhance the Company’s distribution network and a $0.02 per diluted share charge associated with previously announced changes in the Company’s executive management.  Earnings per diluted share for the six months ended June 26, 2009 included a $0.06 per diluted share charge associated with higher reserves for bad debt expense resulting from a customer seeking Chapter 11 bankruptcy protection, a $0.05 per diluted share charge associated with a reduction in force and consolidation of certain distribution centers, a $0.01 per diluted share charge associated with the adoption of a new accounting standard on business combinations, and a $0.03 per diluted share gain on the early extinguishment of debt.

During the six months ended June 25, 2010, cash and cash equivalents increased $12.4 million to $111.6 million primarily from cash flow from operating activities of $16.1 million.

Business Outlook

Mr. Grebe stated, “We continue to have a level of cautious optimism for continued signs of a market recovery, though it remains challenging to assess its trajectory.  Irrespective of the timing of a full recovery, we remain laser-focused on the execution of our key initiatives with precision and speed.  We continue to expand sales and operating capabilities with the goal of delivering greater value to our customers, and we have the financial strength to invest in growth and efficiency initiatives for the long term.”

Conference Call

Interline will host a conference call on July 30, 2010 at 9:00 a.m. Eastern Time.  Interested parties may listen to the call toll free by dialing 1-800-427-0638 or 1-706-634-1170.  A digital recording will be available for replay two hours after the completion of the conference call by calling 1-800-642-1687 or 1-706-645-9291 and referencing Conference I.D. Number 88732570.  This recording will expire on August 13, 2010.

About Interline

Interline Brands, Inc. is a leading distributor and direct marketer with headquarters in Jacksonville, Florida.  Interline provides maintenance, repair and operations products to a diversified customer base made up of facilities maintenance professionals, professional contractors, and specialty distributors primarily throughout North America, Central America and the Caribbean.  For more information, visit the Company’s website at http://www.interlinebrands.com.

Non-GAAP Financial Information

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of

America (“US GAAP”).  Interline’s management uses non-US GAAP measures in its analysis of the Company’s performance.  Investors are encouraged to review the reconciliation of non-US GAAP financial measures to the comparable US GAAP results available in the accompanying tables.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements.  The Company has tried, whenever possible, to identify these forward-looking statements by using words such as “projects,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” and similar expressions.  Similarly, statements herein that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements.  The risks and uncertainties involving forward-looking statements include, for example, economic slowdowns, general market conditions, credit market contractions, consumer spending and debt levels, adverse changes in trends in the home improvement and remodeling and home building markets, the failure to realize expected benefits from acquisitions, material facilities systems disruptions and shutdowns, the failure to locate, acquire and integrate acquisition candidates, commodity price risk, foreign currency exchange risk, interest rate risk, the dependence on key employees and other risks described in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 26, 2010 and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2009.  These statements reflect the Company’s current beliefs and are based upon information currently available to it.  Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time.  The Company does not currently intend, however, to update the information provided today prior to its next earnings release.

CONTACT: Lev Cela

PHONE: 904-421-1441

INTERLINE BRANDS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

AS OF JUNE 25, 2010 AND DECEMBER 25, 2009

(in thousands, except share and per share data)

	June 25,	December 25,
	2010	2009
ASSETS
Current Assets:
Cash and cash equivalents	$111,622	$99,223
Short-term investments	1,312	1,479
Accounts receivable - trade (net of allowance for doubtful accounts of $10,485 and $12,975)	135,608	120,004
Inventory	191,453	173,422
Prepaid expenses and other current assets	20,252	18,552
Deferred income taxes	17,085	16,459
Total current assets	477,332	429,139

Property and equipment, net	49,582	46,804
Goodwill	319,151	319,006
Other intangible assets, net	121,413	124,835
Other assets	9,004	9,054
Total assets	$976,482	$928,838

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$108,387	$85,982
Accrued expenses and other current liabilities	42,909	41,715
Accrued interest	980	1,050
Income taxes payable	2,637	1,285
Current portion of long-term debt	—	1,590
Capital lease - current	94	222
Total current liabilities	155,007	131,844

Long-Term Liabilities:
Deferred income taxes	40,374	40,369
Long-term debt and capital lease, net of current portion	304,164	304,092
Other liabilities	794	798
Total liabilities	500,339	477,103
Commitments and contingencies
Senior preferred stock; $0.01 par value, 20,000,000 authorized; none outstanding as of June 25, 2010 and December 25, 2009	—	—

Stockholders’ Equity:
Common stock; $0.01 par value, 100,000,000 authorized; 33,127,211 issued and 33,004,911 outstanding as of June 25, 2010 and 32,640,957 issued and 32,524,251 outstanding as of December 25, 2009	331	326
Additional paid-in capital	586,490	576,747
Accumulated deficit	(110,084)	(124,745)
Accumulated other comprehensive income	1,579	1,483
Treasury stock, at cost, 122,300 shares as of June 25, 2010 and 116,706 as of December 25, 2009	(2,173)	(2,076)
Total stockholders’ equity	476,143	451,735
Total liabilities and stockholders’ equity	$976,482	$928,838

INTERLINE BRANDS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

THREE AND SIX MONTHS ENDED JUNE 25, 2010 AND JUNE 26, 2009

(in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 25,	June 26,	June 25,	June 26,
	2010	2009	2010	2009

Net sales	$270,154	$269,920	$515,372	$526,713
Cost of sales	168,587	171,605	318,658	331,802
Gross profit	101,567	98,315	196,714	194,911

Operating Expenses:
Selling, general and administrative expenses	77,470	78,898	154,699	162,818
Depreciation and amortization	4,935	4,392	9,686	9,026
Total operating expenses	82,405	83,290	164,385	171,844
Operating income	19,162	15,025	32,329	23,067

(Loss) Gain on extinguishment of debt, net	—	(177)	—	1,543
Interest expense	(4,366)	(4,717)	(8,719)	(10,096)
Interest and other income	301	440	725	730
Income before income taxes	15,097	10,571	24,335	15,244
Income taxes	6,006	4,149	9,674	5,900
Net income	$9,091	$6,422	$14,661	$9,344

Earnings Per Share:
Basic	$0.28	$0.20	$0.45	$0.29
Diluted	$0.27	$0.20	$0.44	$0.29

Weighted-Average Shares Outstanding:
Basic	33,036,531	32,488,744	32,855,343	32,484,897
Diluted	33,888,918	32,856,916	33,629,770	32,704,682

INTERLINE BRANDS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

SIX MONTHS ENDED JUNE 25, 2010 AND JUNE 26, 2009

(in thousands)

	Six Months Ended
	June 25,	June 26,
	2010	2009
Cash Flows from Operating Activities:
Net income	$14,661	$9,344
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	9,930	9,322
Gain on extinguishment of debt, net	—	(1,543)
Amortization of debt issuance costs	515	562
Amortization of discount on 8 1/8% senior subordinated notes	74	72
Write-off of deferred acquisition costs	—	672
Share-based compensation	2,021	1,955
Excess tax benefits from share-based compensation	(754)	—
Deferred income taxes	(579)	2,340
Provision for doubtful accounts	2,419	6,324
Loss on disposal of property and equipment	54	12

Changes in assets and liabilities which provided (used) cash:
Accounts receivable - trade	(18,002)	(4,673)
Inventory	(17,997)	12,830
Prepaid expenses and other current assets	(1,699)	2,747
Other assets	50	(190)
Accounts payable	22,399	27,428
Accrued expenses and other current liabilities	1,033	4,002
Accrued interest	(70)	(684)
Income taxes	2,065	1,957
Other liabilities	4	(141)
Net cash provided by operating activities	16,124	72,336
Cash Flows from Investing Activities:
Purchase of property and equipment, net	(8,228)	(5,688)
Purchase of short-term investments	(2,678)	—
Proceeds from sales and maturities of short-term investments	2,845	—
Purchase of businesses, net of cash acquired	(145)	(381)
Net cash used in investing activities	(8,206)	(6,069)
Cash Flows from Financing Activities:
(Decrease) Increase in purchase card payable, net	(1,463)	726
Repayment of term debt	(1,590)	(26,162)
Repayment of 8 1/8% senior subordinated notes	—	(34,157)
Payments on capital lease obligations	(130)	(116)
Proceeds from stock options exercised	6,972	—
Excess tax benefits from share-based compensation	754	—
Treasury stock acquired to satisfy minimum statutory tax withholding requirements	(97)	—
Net cash provided by (used in) financing activities	4,446	(59,709)
Effect of exchange rate changes on cash and cash equivalents	35	92
Net increase in cash and cash equivalents	12,399	6,650
Cash and cash equivalents at beginning of period	99,223	62,724
Cash and cash equivalents at end of period	$111,622	$69,374

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$8,066	$10,196
Income taxes, net of refunds	$7,938	$1,749

Schedule of Non-Cash Investing Activities:
Property acquired through lease incentives	$1,620	$3,009
Adjustments to liabilities assumed and goodwill on businesses acquired	$—	$732

INTERLINE BRANDS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-US GAAP INFORMATION (UNAUDITED)

THREE AND SIX MONTHS ENDED JUNE 25, 2010 AND JUNE 26, 2009

(in thousands)

Free Cash Flow

	Three Months Ended		Six Months Ended
	June 25,	June 26,	June 25,	June 26,
	2010	2009	2010	2009

Net cash provided by operating activities	$58	$9,761	$16,124	$72,336
Less capital expenditures	(4,495)	(3,295)	(8,228)	(5,688)
Free cash flow	$(4,437)	$6,466	$7,896	$66,648

We define free cash flow as net cash provided by operating activities, as defined under US GAAP, less capital expenditures. We believe that free cash flow is an important measure of our liquidity and therefore our ability to reduce debt and make strategic investments after considering the capital expenditures necessary to operate the business. We use free cash flow in the evaluation of the Company’s business performance. A limitation of this measure, however, is that it does not reflect payments made in connection with investments and acquisitions, which reduce liquidity. To compensate for this limitation, management evaluates its investments and acquisitions through other return on capital measures.

Daily Sales Calculations

	Three Months Ended			Six Months Ended
	June 25,	June 26,		June 25,	June 26,
	2010	2009	% Variance	2010	2009	% Variance

Net sales	$270,154	$269,920	0.1%	$515,372	$526,713	-2.2%

Daily sales:
Ship days	64	64		128	128
Average daily sales (1)	$4,221	$4,218	0.1%	$4,026	$4,115	-2.2%

(1) Average daily sales are defined as sales for a period of time divided by the number of shipping days in that period of time.

Adjusted EBITDA

	Three Months Ended		Six Months Ended
	June 25,	June 26,	June 25,	June 26,
	2010	2009	2010	2009
Adjusted EBITDA:
Net income (GAAP)	$9,091	$6,422	$14,661	$9,344
Interest expense	4,366	4,717	8,719	10,096
Interest income	(22)	(71)	(54)	(75)
Gain on extinguishment of debt, net	—	177	—	(1,543)
Income taxes	6,006	4,149	9,674	5,900
Depreciation and amortization	5,027	4,541	9,930	9,322
Adjusted EBITDA	$24,468	$19,935	$42,930	$33,044
Adjusted EBITDA margin	9.1%	7.4%	8.3%	6.3%

Adjusted EBITDA differs from Consolidated EBITDA per our credit facility agreement for purposes of determining our net leverage ratio. We define Adjusted EBITDA as net income plus interest expense (income), net, (gain) loss on extinguishment of debt, net, income taxes and depreciation and amortization. Adjusted EBITDA is presented herein because we believe it to be relevant and useful information to our investors since it is consistently used by our management to evaluate the operating performance of our business and to compare our operating performance with that of our competitors. Management also uses Adjusted EBITDA for planning purposes, including the preparation of annual operating budgets, and to determine appropriate levels of operating and capital investments. Adjusted EBITDA excludes certain items, which we believe are not indicative of our core operating results. We therefore utilize Adjusted EBITDA as a useful alternative to net income as an indicator of our operating performance compared to the Company’s plan. However, Adjusted EBITDA is not a measure of financial performance under US GAAP. Accordingly, Adjusted EBITDA should not be used in isolation or as a substitute for other measures of financial performance reported in accordance with US GAAP, such as gross margin, operating income, net income, cash flows from operating, investing and financing activities or other income or cash flow statement data prepared in accordance with US GAAP. While we believe that some of the items excluded from Adjusted EBITDA are not indicative of our core operating results, these items do impact our income statement, and management therefore utilizes Adjusted EBITDA as an operating performance measure in conjunction with US GAAP measures, such as gross margin, operating income, net income, cash flows from operating, investing and financing activities or other income or cash flow statement data prepared in accordance with US GAAP. We define Adjusted EBITDA margin as Adjusted EBITDA divided by net sales.